UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

PennantPark Private Income Fund

(Exact name of registrant as specified in its charter)

Delaware	000-56787	33-4777837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(786) 297-9500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2026, ,PennantPark Private Income Fund SPV, LLC, a wholly-owned subsidiary of PennantPark Private Income Fund (the “Borrower”), entered into a first amendment (the “Amendment”) to its senior secured revolving credit facility, originally dated as of October 1, 2026 (the “Credit Facility”), by and among the Borrower, PennantPark Investment Advisers, LLC, as collateral manager, the lenders from time to time party thereto, CIBC Bank USA, as administrative agent, and Western Alliance Trust Company, National Association, as collateral agent.

The Amendment increases the Credit Facility borrowing capacity from $65.0 million to $120.0 million. No other material terms of the Credit Facility were modified as a result of the Amendment.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Amendment No. 1 to Loan and Security Agreement, dated as of March 4, 2026, by and among PennantPark Investment Advisers, LLC, a Delaware limited liability company, as the collateral manager, PennantPark Private Income Fund SPV LLC, a Delaware limited liability company, as the borrower, the lenders party hereto, CIBC Bank USA, as the administrative agent and Western Alliance Trust Company, National Association, not in its individual capacity but as the collateral agent and as the document custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2026

PennantPark Private Income Fund

By:	/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto, Jr.
Title:	Chief Financial Officer